                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Stagecoach Funds, Inc.

We consent to the incorporation by reference in the Stagecoach Funds, Inc. Post-Effective Amendment No. 40 to the Registration Statement No. 33-42927 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 41 to the Registration Statement No. 811-6419 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated May 9, 1997, on the financial statements and financial highlights of each of the Funds comprising Stagecoach Funds, Inc. as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to the incorporation by reference of our reports dated May 9, 1997, on the financial statements and financial highlights of the Asset Allocation Master Portfolio, Capital Appreciation Master Portfolio, Corporate Stock Master Portfolio, Small Cap Master Portfolio, Tax-Free Money Market Master Portfolio and U.S. Government Allocation Master Portfolio (six of the master portfolios comprising Master Investment Trust), as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We consent to the incorporation by reference in the Stagecoach Funds, Inc. Post-Effective Amendment No. 40 to the Registration Statement No. 33-42927 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 41 to the Registration Statement No. 811-6419 filed on Form N-1A under the Investment Company Act of 1940 of our reports dated February 14, 1997, on the financial statements and financial highlights of each of the Funds comprising Overland Express Funds, Inc. as of December 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to the reference to our Firm under the headings "How to Read the Financial Statements" in each prospectus and "Independent Auditors" in each statement of additional information.



San Francisco, California
January 29, 1998                                           KPMG Peat Marwick LLP